Exhibit 10.19

                               PURCHASE AGREEMENT

     This Purchase Agreement ("Agreement") is made as of August __, 2012 by and between The X-Change Corporation, a Nevada corporation ("Buyer"), and 4C Tech Holdings, Inc., an Alberta corporation ("Seller").

                              PRELIMINARY STATEMENT

     Seller desires to sell, and Buyer desires to purchase, all of the outstanding shares (the "Shares") of Guardian Telecom, Inc. (Guardian) a Canadian corporation organized under the laws of Alberta Canada (the "Company"), on the terms and subject to the conditions set forth in this Agreement.

                                    AGREEMENT

     The parties, intending to be legally bound, agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

     For the purposes of this Agreement, the following terms and variations on them have the meanings specified in this Article 1:

     "Buyer" is defined in the first paragraph of this Agreement.

     "Buyer Shares" means newly issued shares of Buyer common stock, par value $.001 per share.

     "Closing" means the consummation and completion of the purchase and sale of the Shares.

     "Closing Date" means the date on which the Closing actually takes place.

     "Company" is defined in the Preliminary Statement.

     "Company Contract" means any Contract (a) under which the Company has or may acquire rights, (b) under which the Company is or may become subject to Liability or (c) by which the Company or any of its assets is or may become bound.

     "Consent" means any approval, consent, ratification, waiver or other authorization.

     "Contemplated Transactions" means all of the transactions to be carried out in accordance with this Agreement, including the purchase and sale of the Shares, the performance by the parties of their other obligations under this Agreement.

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     "Contract" means any contract, agreement, commitment, understanding, lease, license, franchise, warranty, guaranty, mortgage, note, bond or other instrument or consensual obligation (whether written or oral and whether express or implied) that is legally binding.

     "Contravene" -- an act or omission would "Contravene" something if, as the context requires:

     (a) the act or omission would conflict with it, violate it, result in a breach or violation of or failure to comply with it, or constitute a default under it;

     (b) the act or omission would give any Governmental Body or other Person the right to challenge, revoke, withdraw, suspend, cancel, terminate or modify it, to exercise any remedy or obtain any relief under it, or to declare a default or accelerate the maturity of any obligation under it; or

     (c) the act or omission would result in the creation of an Encumbrance on the stock or assets of the Company.

     "Encumbrance" means any charge, claim, mortgage, servitude, easement, right of way, community or other marital property interest, covenant, equitable interest, license, lease or other possessory interest, lien, option, pledge, security interest, preference, priority, right of first refusal or similar restriction.

     "Financial Statements" is defined in Section 3.4.

     "GAAP"  means  generally  accepted  accounting   principles  for  financial
reporting in the United States.

     "Governing Document" means any charter, articles, bylaws, certificate, statement, statutes or similar document adopted, filed or registered in connection with the creation, formation or organization of an entity, and any Contract among all equityholders, partners or members of an entity.

     "Governmental   Authorization"  means  any  Consent,   license,  permit  or
registration issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Law.

     "Governmental Body" means any (a) nation, region, state, county, city, town, village, district or other jurisdiction, (b) federal, state, local, municipal, foreign or other government, (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department or other entity and any court or other tribunal), (d) multinational organization, (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature, or (f) official of any of the foregoing.

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     "Knowledge"  means,  with  respect to Seller,  the actual  knowledge  after reasonable investigation of Seller or of the Company's directors, officers or senior managerial employees.

     "Law" means any constitution, law, statute, treaty, rule, regulation, ordinance, code, binding case law, principle of common law or notice of any Governmental Body.

     "Liabilities" includes liabilities or obligations of any nature, whether known or unknown, whether absolute, accrued, contingent, choate, inchoate or otherwise, whether due or to become due, and whether or not required to be reflected on a financial statement prepared in accordance with GAAP.

     "Order" means any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Body or arbitrator and any Contract with any Governmental Body pertaining to compliance with Law.

     "Ordinary Course of Business" refers to actions taken in the Company's normal operation, consistent with its past practice and having no material adverse effect on the financial or other condition, results of operations, assets, Liabilities, equity, business or prospects of the Company.

     "Person" refers to an individual or an entity, including a corporation, share company, limited liability company, partnership, trust, association, Governmental Body or any other body with legal personality separate from its equityholders or members.

     "Proceeding" means any action, arbitration, audit, examination, investigation, hearing, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, and whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

     "Purchase Price" is defined in Section 2.2.

     "Securities Act" means the Securities Act of 1933.

     "Securities Exchange Act" means the Securities Exchange Act of 1934.

     "Seller Release" is defined in Section 2.4(a)(ii).

     "Seller" is defined in the first paragraph of this Agreement.

     "Seller's Disclosure Schedule" means the disclosure schedule delivered pursuant to Article 3 by Seller to Buyer concurrently with the execution of the Agreement.

     "Shares" is defined in the Preliminary Statement.

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                                    ARTICLE 2
                      SALE AND TRANSFER OF SHARES; CLOSING

2.1 SHARES

     Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Seller will sell and transfer the Shares to Buyer, and Buyer will purchase and acquire the Shares from Seller.

2.2 PURCHASE PRICE

     The purchase price for the Shares (the "Purchase Price") will be paid by delivery of the $250,000.00 Thirty (30) Day Promissory Note (attached as Exhibit
A), a $750,000.00 90 day Promissory Note (attached as Exhibit B) of the Purchase Price to Seller at the Closing and the issuance of a One year Promissory note in the amount of Two Million ($2,000,000.00) US Dollar and a $500,000.00 Sixteen Month Promissory Note. All amounts are in US Dollars and the issuance of One Million (1,000,000) shares of Buyer's common stock.

2.3 CLOSING

     The Closing will take place at the offices of Seller, at 10:00 a.m. (local time) on the date that is two business days following the satisfaction or waiver of each of the conditions set forth in Articles 5 and 6, and the Buyers audit of Guardian unless Buyer and Seller agree otherwise.

     CLOSING DELIVERIES

     At the Closing:

     (a) Seller will deliver to Buyer:

     (i) certificates representing the Shares, duly endorsed in blank (or accompanied by duly executed stock powers in blank);

     (ii) a release in the form of Exhibit 2.4(a)(ii) executed by Seller (the "Seller Release");

     (iii) a certificate executed by Seller as to the accuracy of Seller's representations and warranties as of the date of this Agreement and as of the Closing in accordance with Section 6.1 and as to their compliance with and performance of its covenants and obligations to be performed or complied on or before the Closing Date in accordance with Section 6.2.

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     (b) Buyer will deliver:

     (i) One Million ($1,000,000.00) US Dollar Promissory note due 90 days after the closing paid to 4C Technologies, Dubai UAE and one Promissory Note in the amount of Two Million ($2,000,000.00) US Dollars bearing interest at 4% for a Three year term and a certificate for One Million (1,000,000) shares of Buyer's Common Stock.

     (ii) a certificate executed by the President of Buyer as to the accuracy of Buyer's representations and warranties as of the date of this Agreement and as of the Closing in accordance with Section 7.1 and as to its compliance with and performance of its covenants and obligations to be performed or complied with on or before the Closing Date in accordance with Section 7.2.

                                    ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller represents and warrants to Buyer that:

3.1 ORGANIZATION AND GOOD STANDING

     The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with full corporate power and authority to conduct its business as presently conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under all its Company Contracts.

3.2 ENFORCEABILITY; NO CONFLICT

     (a) Seller and the Company have the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and to perform their obligations under this Agreement. Assuming due authorization, execution and delivery of this Agreement by Buyer, this Agreement constitutes the legal, valid and binding obligation of Seller and the Company, enforceable against Seller and the Company in accordance with its terms.

     (b) Seller and the Company are not and will not be required to give any notice to any Person or obtain any Consent or Governmental Authorization in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

     (c)  Neither  the  execution  and  delivery  of  this   Agreement  nor  the
consummation or performance of any of the Contemplated Transactions will directly or indirectly (with or without notice or lapse of time) (i) Contravene any provision of the Governing Documents of the Company, (ii) Contravene any Company Contract, Governmental Authorization, Law or Order to which Company or Seller, or any of the assets owned or used by the Company, may be subject, or
(iii) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by the Company.

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3.3 CAPITALIZATION AND OWNERSHIP

     The authorized equity securities of the Company consist of _______ shares of common stock, par value $________ per share, of which _________ shares are issued and outstanding. The Shares represent all of the issued and outstanding shares in the Company. Seller is and will be on the Closing Date the record holders and beneficial owners of the Shares, free and clear of all Encumbrances. All of the outstanding equity securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. There are no Contracts relating to the issuance, sale or transfer of any equity securities or other securities of the Company.

3.4 FINANCIAL STATEMENTS

     Seller has furnished to Buyer financial statements as of July 31, 2009, July 31, 2010 and July, 2011 (collectively, the "Financial Statements"), which is in the form of a listing of assets and liabilities. The Financial Statements were prepared in accordance with the books and records of the Company. The Financial Statements and notes thereto are complete and fairly present the assets, liabilities and financial condition of the Company as of the date thereof. There will be no liabilities owed to Seller or Seller's family.

3.5 NO UNDISCLOSED LIABILITIES

     The Company has no Liabilities except for Liabilities reflected or reserved against in the Financial Statements, and current Liabilities incurred in the Ordinary Course of Business since the respective dates thereof.

3.6 CONTRACTS; NO DEFAULTS

     (a) Section 3.6 of Seller's Disclosure Schedule contains an accurate and complete list of:

     (i) each Company Contract that involves performance of services or delivery of goods or materials by the Company of an amount or value in excess of $10,000;

     (ii) each Company Contract that involves performance of services for or delivery of goods or materials to the Company of an amount or value in excess of $10,000; and

     (iii) each Company Contract that was not entered into in the Ordinary Course of Business and that involves the expenditure or receipt by the Company of an amount or value in excess of $10,000.

3.7 LEGAL PROCEEDINGS; ORDERS

     (a) There exists no pending Proceedings (i) by or against the Company or that otherwise relate to or may affect the business of, or any of the assets owned or used by, the Company or (ii) that challenge, or that may have the

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effect of preventing,  delaying,  making illegal or otherwise  interfering with, any of the Contemplated Transactions. To Seller's Knowledge, no other such Proceeding has been threatened, and no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding.

     (b) There exists no pending Order to which the Company, or any of the assets owned or used by the Company, is or has been subject.

3.8 SECURITIES LAW MATTERS

     NONE

3.9 BROKERS OR FINDERS

     Seller has not incurred any Liability for brokerage or finders' fees or agents' commissions or other similar payment in connection with the Contemplated Transactions.

                                    ARTICLE 4
                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to Seller that:

4.1 ORGANIZATION

     Buyer is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

4.2 ENFORCEABILITY; NO CONFLICT

     (a) Buyer has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement, which actions have been duly authorized and approved by all necessary corporate action of Buyer. Assuming the execution and delivery of this Agreement by Seller, this Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

     (b) Buyer is not and will not be required to obtain any Consent or Governmental Authorization in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

     (c) Neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay or otherwise interfere with any of the Contemplated Transactions pursuant to (i) any provision of Buyer's Governing Documents, (ii) any resolution adopted by the board of directors or

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the stockholders of Buyer, (iii) any Law, Order or Governmental Authorization to
which Buyer may be subject or (iv) any Contract to which Buyer is a party or by which Buyer may be bound.

4.3 BROKERS OR FINDERS

     Buyer has not incurred any Liability for brokerage or finders' fees or agents' commissions or other similar payment in connection with the Contemplated Transactions.

                                    ARTICLE 5
                     COVENANTS OF THE PARTIES BEFORE CLOSING

5.1 ACCESS AND INVESTIGATION

     Between the date of this Agreement and the Closing Date and upon reasonable advance notice from Buyer, Seller will, and will cause the Company to, (a) afford Buyer full and free access to Company's personnel, properties, Contracts, books and records, and other documents and data, (b) furnish such Persons with copies of all such Contracts, books and records, and other documents and data as Buyer may reasonably request, and (c) furnish such Persons with such additional financial, operating and other data and information as Buyer may reasonably request.

5.2 OPERATION OF THE BUSINESS OF THE COMPANY

     Between the date of this Agreement and the Closing Date, Seller will, and will cause the Company to, (a) conduct its business only in the Ordinary Course of Business, (b) use their Best Efforts to preserve intact the current business organization of the Company, keep available the services of the current officers, employees and agents of the Company, and maintain relations and goodwill with suppliers, customers, landlords, creditors, employees, agents and others having business relationships with the Company, (c) confer with Buyer concerning operational matters of a material nature and (d) otherwise report periodically to Buyer concerning the status of the business, operations and finances of the Company.

5.3 REQUIRED APPROVALS

     As promptly as practicable after the date of this Agreement, Buyer and Seller will, and Seller will cause the Company to, make all filings that they are required by Law to make to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Buyer and Seller will, and Seller will cause the Company to, (a) cooperate with the other Party with respect to all filings that such Party elects to make or that such Party is required by Law to make in connection with the Contemplated Transactions, and
(b) cooperate with Buyer in obtaining any Governmental Authorizations.

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5.4 [SHAREHOLDER APPROVAL

     BUYER DOES NOT REQUIRE SHAREHOLDER APPROVAL

                                    ARTICLE 6
               CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

     Buyer's obligation to purchase the Shares and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

6.1 ACCURACY OF REPRESENTATIONS

     All of Seller's representations and warranties in this Agreement (considered both collectively and individually) must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if then made.

6.2 SELLERS' AND COMPANY'S PERFORMANCE

     All of the covenants and obligations that Seller and Company is required to perform or to comply with under this Agreement on or before the Closing Date (considered both collectively and individually) must have been duly performed and complied with in all material respects.

6.3 STOCKHOLDER APPROVAL

     The Buyer's stockholders if required by the Bylaws of Buyer shall have approved the Contemplated Transactions.

                                    ARTICLE 7
              CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE

     Seller's obligation to sell the Shares and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions (any of which may be waived by Seller, in whole or in part):

7.1 ACCURACY OF REPRESENTATIONS

     All of Buyer's representations and warranties in this Agreement (considered both collectively and individually) must have been accurate in all material

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respects as of the date of this  Agreement  and must be accurate in all material respects as of the Closing Date as if then made.

7.2 BUYER'S PERFORMANCE

     All of the covenants and obligations that Buyer is required to perform or to comply with under this Agreement on or before the Closing Date (considered both collectively and individually) must have been performed and complied with in all material respects.

                                    ARTICLE 8
                                   TERMINATION

8.1 TERMINATION EVENTS

     Subject to Section 8.2, this Agreement may, by notice given before or at the Closing, be terminated:

     (a) by mutual consent of Buyer and Seller;

     (b) by Buyer if the satisfaction of any condition in Article 6 is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition;

     (c) by Seller if the satisfaction of any condition in Article 7 is or becomes impossible (other than through the failure of Seller to comply with its obligations under this Agreement) and Seller has not waived such condition; and

     (d) by either Buyer or Seller if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before August 31, 2012, or such later date as Buyer and Seller may agree upon.

8.2 EFFECT OF TERMINATION

     Each party's right of termination under Section 8.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of such right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 8.1, all obligations of the parties under this Agreement will terminate; provided, however, that if this Agreement is terminated by a party because of the breach of the Agreement by another party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of any other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

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                                    ARTICLE 9
                            INDEMNIFICATION; REMEDIES

9.1 SURVIVAL

     All representations, warranties, covenants and obligations in this Agreement, and any other certificate or document delivered pursuant to this Agreement will survive the Closing and the consummation of the Contemplated Transactions.

                                   ARTICLE 10
                               GENERAL PROVISIONS

10.1 EXPENSES

     Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of its Representatives.

10.2 FURTHER ACTIONS

     Upon the request of any party to this Agreement, the other parties will (a) furnish to the requesting party any additional information, (b) execute and deliver, at their own expense, any other documents and (c) take any other actions as the requesting party may reasonably require to more effectively carry out the intent of this Agreement and the Contemplated Transactions.

10.3 ENTIRE AGREEMENT AND MODIFICATION

     This Agreement supersedes all prior agreements among the parties with respect to its subject matter a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended, supplemented or otherwise modified except in a written document executed by the party against whose interest the modification will operate.

10.4 SEVERABILITY

     If a court of competent jurisdiction holds any provision of this Agreement invalid or unenforceable, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

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10.5 GOVERNING LAW

     This Agreement will be governed by and construed under the laws of California without regard to conflicts of laws principles that would require the application of any other law.

10.6 COUNTERPARTS

     This Agreement may be executed in two or more counterparts.

     The parties have executed and delivered this Agreement as of the date indicated in the first sentence of this Agreement.

The X-Change Corporation                     4C Tech Holdings, Inc.


By /s/ R. Wayne Duke                         By /s/ Kamran Bashir
  ---------------------------------            ---------------------------------
  R. Wayne Duke                                Kamran Bashir
  President                                    Chairman of the Board

                                             Guardian Telecom, Inc.


                                             By /s/ Kamran Bashir
                                               ---------------------------------
                                               Kamran Bashir
                                               Chairman of the Board


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